N-SAR EXHIBIT 77Q


INVESTMENT ADVISORY AGREEMENT

      AGREEMENT made the 2nd day of December, 2015, by and between RevenueShares ETF Trust (hereinafter referred to as the "Trust"), and VTL Associates, LLC (hereinafter referred to as "VTL").

      WHEREAS, the Trust is an open-end management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"), and VTL is an investment adviser registered as such with the Commission under the Investment Advisers Act of 1940, as amended;

      WHEREAS, each fund listed under paragraph 5 hereof (each, a "Fund") is a series of the Trust having a separate portfolio, investment policies and investment restrictions; and

      NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.General Provision.

      a.The Trust hereby employs VTL and VTL hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. VTL shall, in all matters, give to the Fund and the Trust's Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to: (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or Federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Trust as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Trust; (v) the fundamental policies and investment restrictions of the Fund as reflected in the Trust's registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi) the Prospectus and Statement of Additional Information of the Trust in effect from time to time. The appropriate officers and employees of VTL shall be available upon reasonable notice for consultation with any of the trustees and officers of the Trust with respect to any matters dealing with the business and affairs of the Trust including the valuation of any of the Fund's portfolio securities which are either not registered for public sale or not being traded on any securities market.

2.Investment Management.

      a.VTL shall, subject to the direction and control by the Trust's Board of Trustees: (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraph 7 hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

     b.Provided that the Trust shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph 7 hereof, VTL may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

      c. To the extent permitted by applicable law, VTL may, from time to time in its sole discretion, appoint one or more sub-advisers, including, without limitation, affiliates of VTL, to perform investment advisory services with respect to the Fund and may, in its sole discretion, terminate any or all such sub-advisers at any time to the extent permitted by applicable law.

      d. Provided that nothing herein shall be deemed to protect VTL from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, VTL shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     e. Nothing in this Agreement shall prevent VTL or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict VTL or any of its directors, officers, stockholders or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by VTL of its duties and obligations under this Agreement and under the Investment Advisers Act of 1940.

3.Other Duties of VTL.

      VTL shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Fund, including (i) the compilation and maintenance of such records with respect to its operations as may reasonably be required; (ii) the preparation and filing of such reports with respect thereto as shall be required by the Commission; (iii) the composition of periodic reports with respect to its operations for shareholders of the Fund; (iv) the composition of proxy materials for meetings of the Fund's shareholders, and (v) the composition of such registration statements as may be required by Federal securities laws for continuous public sale of shares of the Fund. VTL shall, at its own cost and expense, also provide the Trust with adequate office space, facilities and equipment.

4.Allocation of Expenses.

      All other costs and expenses not expressly assumed by VTL under this Agreement, or to be paid by the General Distributor of the shares of the Fund, shall be paid by the Trust, including, but not limited to: (i) interest and taxes; (ii) brokerage commissions;
(iii) premiums for fidelity and other insurance coverage requisite to its operations; (iv) the fees and expenses of its trustees other than those associated or affiliated with VTL; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses;
(vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration for public sale under federal securities laws or the laws of any state, the District of Columbia, territory, commonwealth or possession of the Unites States, or any foreign country; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the Fund's shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any obligation which the Trust may have on behalf of the Fund to indemnify its officers and trustees with respect thereto. Any officers or employees of VTL or any entity controlling, controlled by or under common control with VTL, who may also serve as officers, trustees or employees of the Trust shall not receive any compensation from the Trust for their services. The expenses with respect to any two or more series of the Trust shall be allocated in proportion to the net assets of the respective series except where allocations of direct expenses can be made.

5.Compensation of VTL.

      The Trust agrees to pay VTL on behalf of the Fund and VTL agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a management fee payable monthly and calculated on the daily net assets of the Fund at an annual rate as noted below:

FUND:
COMPENSATION:
RevenueShares Large Cap Fund
0.45%
RevenueShares Mid Cap Fund
0.50%
RevenueShares Small Cap Fund
0.50%
RevenueShares Consumer Discretionary Sector Fund
0.45%
RevenueShares Consumer Staples Sector Fund
0.45%
RevenueShares Energy Sector Fund
0.45%
RevenueShares Financials Sector Fund
0.45%
RevenueShares Health Care Sector Fund
0.45%
RevenueShares Industrials Sector Fund
0.45%
RevenueShares Information Technology Sector Fund
0.45%
RevenueShares Materials Sector Fund
0.45%
RevenueShares Utilities Sector Fund
0.45%
RevenueShares ADR Fund
0.60%
RevenueShares Navellier Overall A-100 Fund
0.60%
RevenueShares Ultra Dividend Fund
0.45%
RevenueShares Emerging Market Fund
0.60%
RevenueShares Global Growth Fund
0.70%


6.Use of Name "Oppenheimer."

      VTL hereby grants to the Trust a royalty-free, non-exclusive license to use the name "Oppenheimer" in the name of the Trust and the Fund for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement, be terminated by VTL, in which event the Trust shall promptly take whatever action may be necessary to change its name and the name of the Fund and discontinue any further use of the name "Oppenheimer" in the name of the Trust or the Fund or otherwise. The name "Oppenheimer" may be used or licensed by VTL in connection with any of its activities, or licensed by VTL to any other party.

7.Portfolio Transactions and Brokerage.

      a.VTL is authorized, in arranging the Fund's portfolio transactions, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including "affiliated" broker-dealers (as that term is defined in the Investment Company
Act) (hereinafter "broker-dealers"), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph (c) of this paragraph 7, the benefit of such investment information or research as will be of significant assistance to the performance by VTL of its investment management functions.

b.VTL shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by VTL on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      c.VTL shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers, other than an affiliated broker-dealer, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for the Fund and/or other accounts for which VTL or its affiliates exercise "investment discretion" (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Trust to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if VTL determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of VTL and its investment advisory affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, VTL will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, VTL shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Trust over a representative period selected by the Trust's trustees were reasonable in relation to the benefits to the Fund.

     d.VTL shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of the Board of Trustees of the Trust and the provisions of this paragraph 7.

      e.The Trust recognizes that an affiliated broker-dealer: (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Trust; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

8.Duration.

      This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 10 hereof, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Trust's Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a "majority" (as defined in the Investment Company
Act) of the outstanding voting securities of the Fund and by such a vote of the Trust's Board of Trustees.

9.Termination.

      This Agreement may be terminated: (i) by VTL at any time without penalty upon giving the Trust sixty days' written notice (which notice may be waived by the Trust); or (ii) by the Trust at any time without penalty upon sixty days' written notice to VTL (which notice may be waived by VTL) provided that such termination by the Trust shall be directed or approved by the vote of a majority of all of the trustees of the Trust then in office or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund.

10.Assignment or Amendment.

      This Agreement may not be amended without the affirmative vote of the Board of Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purposes of voting on such approval and, where required by the Investment Company Act, by a vote or written consent of a "majority" of the outstanding voting securities of the Trust, and shall automatically and immediately terminate in the event of its "assignment," as defined in the Investment Company Act.

11.Disclaimer of Trustee or Shareholder Liability.

      VTL understands and agrees that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust or Fund personally, but bind only the Trust and the Trust's property. VTL represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming Trustee or shareholder liability for acts or obligations of the Trust.


12.Definitions.

      The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.






RevenueShares ETF Trust, for the Funds listed under paragraph 5 hereof



By: /s/ Vincent T. Lowry
Vincent T. Lowry
Vice President


VTL Associates, LLC
By:/s/ Vincent T. Lowry
Vincent T. Lowry
Senior Vice President